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                          Independent Auditors' Consent




To the Shareholders and Board of Trustees of the Aquila Cascadia Equity Fund:

We consent to the incorporation by reference, in this Statement of Additional Information, of our report dated February 1, 2002, on the statement of assets and liabilities for the Aquila Cascadia Equity Fund (the "Fund") as of December 31, 2001, and the related statement of operations for the period from April 1, 2001 to December 31, 2001 and the year ended March 31, 2001, the statements of changes in net assets for the period from April 1, 2001 to December 31, 2001 and the two years ended March 31, 2001 and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Independent Auditors" and "Financial Highlights" in the Prospectuses and "Transfer Agent, Custodian and Auditors" in the Statement of Additional Information.





KPMG LLP



New York, New York
April 23, 2002